                                                                   Exhibit 10.17

                       FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of December 14, 2000, by and between AMB PROPERTY, L.P., a Delaware limited partnership ("Landlord"), and HYSEQ, INC., a Nevada corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated June 23, 2000 (the "Lease"), for the leasing of certain premises containing approximately 59,300 rentable square feet of space located at 225, 249 and 257 Humboldt Court, Sunnyvale, California (the "Premises") as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend certain provisions of the Lease associated with a Change in the Commencement Date.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct.

        2. PREMISES: Tenant's occupancy of the Expansion Premises 1 shall be modified to March 1, 2001

        3. TERM: The Expansion Premises 1 Commencement Date of the Lease shall be March 1, 2001 (the "EP 1 Commencement Date").

        4. BASE RENT: The dates on which the Base Rent will be adjusted are:

               August 1, 2000 through and including February 28, 2001   =       $ 98,175.00
               March 1, 2001 through and including July 31, 2001        =       $252,025.00
               August 1, 2001 through and including July 31, 2002       =       $264,626.00
               August 1, 2002 through and including July 31, 2003       =       $277,858.00
               August 1, 2003 through and including July 31, 2004       =       $291,750.00
               August 1, 2004 through and including July 31, 2005       =       $306,338.00
               August 1, 2005 through and including July 31, 2006       =       $321,655.00
               August 1, 2006 through and including July 31, 2007       =       $337,738.00
               August 1, 2007 through and including July 31, 2008       =       $354,625.00
               August 1, 2008 through and including July 31, 2009       =       $372,356.00
               August 1, 2009 through and including July 31, 2010       =       $390,974.00
               August 1, 2010 through and including July 31, 2011       =       $410,522.00

        5. TENANT'S SHARE OF OPERATING EXPENSES: As of the EP 1 Commencement Date, the Lease shall be modified to provide that Tenant's Share of Operating Expenses (as defined in the Basic Provisions and Section 4.2 of the Lease) shall be increased to 83.05%.

        6. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

        7. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

        8. AUTHORITY: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

        9. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Landlord:                                   Tenant:

AMB PROPERTY, L.P.,                         HYSEQ, INC.,
a Delaware limited partnership              a Nevada corporation

By:  AMB PROPERTY CORPORATION,
     a Maryland corporation,
     its general partner


           By: /s/ JOHN L. ROSSI            By:  /s/ GEORGE B. RATHMANN
               -----------------------          ---------------------------
               John L. Rossi                     George B. Rathmann

           Its:  Vice President             Its: Chief Executive Officer
               -----------------------           --------------------------

Executed at: San Francisco, CA              Executed at: Sunnyvale, CA
             -------------------------                   ------------------
on: March 16, 2001                          on: February 28, 2001
    ----------------------------------          ---------------------------
Landlord's Address:                         Tenant's Address:

Pier 1, Bay 1                               670 Almanor Ave.
San Francisco, CA  94111                    Sunnyvale, CA 94085

With a copy to:                             Tenant's Address:

Legacy Partners Commercial, Inc.            __________________________________
101 Lincoln Center Drive/4th Floor          __________________________________
Foster City, California 94404
Attention:  Humboldt Business Center
Phone:  (650) 571-2200
FAX:    (650) 571-2211

                         INDUSTRIAL MULTI-TENANT LEASE




                            HUMBOLDT BUSINESS CENTER

                              SUNNYVALE, CALIFORNIA



                               DATED JUNE 23, 2000



                               AMB PROPERTY, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP



                                  AS LANDLORD,



                                       AND



                                  HYSEQ, INC.,

                              A NEVADA CORPORATION



                                    AS TENANT



                      AFFECTING PREMISES COMMONLY KNOWN AS



                           225, 249 & 257 HUMBOLDT CT.

                              SUNNYVALE, CALIFORNIA

                                TABLE OF CONTENTS

1.  BASIC PROVISIONS ("BASIC PROVISIONS")....................................................2
    1.1 PARTIES..............................................................................2
    1.2 PREMISES.............................................................................2
    1.3 TERM.................................................................................2
    1.4 BASE RENT............................................................................2
    1.5 TENANT'S SHARE OF OPERATING EXPENSES ("TENANT'S SHARE"):.............................3
    1.6 TENANT'S ESTIMATED MONTHLY RENT PAYMENT..............................................3
    1.7 SECURITY DEPOSIT.....................................................................3
    1.8 PERMITTED USE ("PERMITTED USE")......................................................3
    1.9 GUARANTOR............................................................................3
    1.10  ADDENDUM...........................................................................3
    1.11  EXHIBITS...........................................................................3
    1.12  ADDRESS FOR RENT PAYMENTS..........................................................3

2.  PREMISES, PARKING AND COMMON AREAS.......................................................3
    2.1 LETTING..............................................................................3
    2.2 COMMON AREAS - DEFINITION............................................................4
    2.3 COMMON AREAS - TENANT'S RIGHTS.......................................................4
    2.4 COMMON AREAS - RULES AND REGULATIONS.................................................4
    2.5 COMMON AREA CHANGES..................................................................4
    2.6 PARKING..............................................................................4

3.  TERM.....................................................................................4
    3.1 TERM.................................................................................4
    3.2 DELAY IN POSSESSION..................................................................4
    3.3 COMMENCEMENT DATE CERTIFICATE........................................................5

4.  RENT.....................................................................................5
    4.1 OPERATING EXPENSES...................................................................5

5.  SECURITY DEPOSIT.........................................................................6

6.  USE......................................................................................6
    6.1 PERMITTED USE........................................................................6
    6.2 HAZARDOUS SUBSTANCES.................................................................6
    6.3 TENANT'S COMPLIANCE WITH REQUIREMENTS................................................7
    6.4 INSPECTION; COMPLIANCE WITH LAW......................................................8
    6.5 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE...........................................8

7.  MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.....................................8
    7.1 TENANT'S OBLIGATIONS.................................................................8
    7.2 LANDLORD'S OBLIGATIONS...............................................................8
    7.3 ALTERATIONS..........................................................................8
    7.4 SURRENDER/RESTORATION................................................................8

8.  INSURANCE; INDEMNITY.....................................................................9
    8.1 PAYMENT OF PREMIUMS..................................................................9
    8.2 TENANT'S INSURANCE...................................................................9
    8.3 LANDLORD'S INSURANCE.................................................................9
    8.4 WAIVER OF SUBROGATION...............................................................10
    8.5 INDEMNITY...........................................................................10
    8.6 EXEMPTION OF LANDLORD FROM LIABILITY................................................10

9.  DAMAGE OR DESTRUCTION...................................................................10
    9.1 TERMINATION RIGHT...................................................................10
    9.2 DAMAGE CAUSED BY TENANT.............................................................11

10. REAL PROPERTY TAXES.....................................................................11
    10.1  PAYMENT OF REAL PROPERTY TAXES....................................................11
    10.2  REAL PROPERTY TAX DEFINITION......................................................11
    10.3  JOINT ASSESSMENT..................................................................11

    10.4  TENANT'S PROPERTY TAXES...........................................................11

11. UTILITIES...............................................................................11

12. ASSIGNMENT AND SUBLETTING...............................................................11
    12.1  LANDLORD'S CONSENT REQUIRED.......................................................11
    12.2  RENT ADJUSTMENT...................................................................12
    12.3  EXCESS CONSIDERATION..............................................................12
    12.4  AFFILIATED........................................................................12

13. DEFAULT; REMEDIES.......................................................................13
    13.1  DEFAULT...........................................................................13
    13.2  REMEDIES..........................................................................14
    13.3  LATE CHARGES......................................................................14

14. CONDEMNATION............................................................................14

15. ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS...........................................14
    15.1  ESTOPPEL CERTIFICATE..............................................................14
    15.2  FINANCIAL STATEMENT...............................................................14

16. ADDITIONAL COVENANTS AND PROVISIONS.....................................................14
    16.1  SEVERABILITY......................................................................14
    16.2  INTEREST ON PAST-DUE OBLIGATIONS..................................................14
    16.3  TIME OF ESSENCE...................................................................15
    16.4  LANDLORD LIABILITY................................................................15
    16.5  NO PRIOR OR OTHER AGREEMENTS......................................................15
    16.6  NOTICE REQUIREMENTS...............................................................15
    16.7  DATE OF NOTICE....................................................................15
    16.8  WAIVERS...........................................................................15
    16.9  HOLDOVER..........................................................................15
    16.10 CUMULATIVE REMEDIES...............................................................15
    16.11 BINDING EFFECT: CHOICE OF LAW.....................................................16
    16.12 LANDLORD..........................................................................16
    16.13 ATTORNEYS' FEES AND OTHER COSTS...................................................16
    16.14 LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS......................................16
    16.15 SIGNS.............................................................................16
    16.16 TERMINATION: MERGER...............................................................16
    16.17 QUIET POSSESSION..................................................................16
    16.18 SUBORDINATION; ATTORNMENT; NON-DISTURBANCE........................................16
    16.19 RULES AND REGULATIONS.............................................................17
    16.20 SECURITY MEASURES.................................................................17
    16.21 RESERVATIONS......................................................................17
    16.22 CONFLICT..........................................................................17
    16.23 OFFER.............................................................................17
    16.24 AMENDMENTS........................................................................17
    16.25 MULTIPLE PARTIES..................................................................18
    16.26 AUTHORITY.........................................................................18

17. LETTER OF CREDIT........................................................................18

                            AMB PROPERTY CORPORATION
                          INDUSTRIAL MULTI-TENANT LEASE

1. BASIC PROVISIONS ("BASIC PROVISIONS").

        1.1 PARTIES: This Lease ("Lease") dated June 23, 2000, is made by and between AMB PROPERTY, L.P., a Delaware limited partnership, ("Landlord") and HYSEQ, INC., a Nevada corporation, ("Tenant") (collectively the "Parties," or individually a "Party").

        1.2 PREMISES: Commencing August 1, 2000, a portion of the buildings ("Building" or "Buildings") consisting of 23,100 square feet of leasable area located at 257 Humboldt Court ("Initial Premises") increasing on November 1, 2000 by 25,200 square feet, of the Building located at 225 Humboldt Court ("Expansion Premises 1"), increasing on March 1, 2001 by 11,000 square feet, of the Building located at 249 Humboldt Court ("Expansion Premises 2") to an aggregate of 59,300 square feet, located at 225, 249 & 257 Humboldt Court, in the City of Sunnyvale, State of California collectively & hereinafter referred to as ("Premises"), as outlined on Exhibit A attached hereto. The Buildings are located in the business center commonly known as Humboldt Business Center (the "Business Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Business Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Business Center." Tenant acknowledges that the Initial Premises, Expansion Premises 1 and Expansion Premises 2 are presently occupied by tenants (the "Existing Tenants"). In the event the Existing Tenants do not vacate the Initial Premises, Expansion Premises 1 or Expansion Premises 2 by the Commencement Dates, Section 3.2 of this Lease shall apply. In the event any of the Commencement Dates are delayed, the parties agree to enter into an amendment to this Lease setting forth the new Commencement Dates and the modified Base Rent schedule.

        1.3 TERM: The term for the Initial Premises shall be Eleven (11) years; the term for the Expansion Premises 1 shall be Ten (10) years and Nine (9) months and the term for the Expansion Premises 2 shall be Ten (10) years and Five (5) months (collectively the "Term"), commencing on August 1, 2000 for the Initial Premises, November 1, 2000 for the Expansion Premises 1 and March 1, 2001 for the Expansion Premises 2, (collectively hereinafter referred to as the "Commencement Dates") and ending July 31, 2011 ("Expiration Date"). The Lease shall commence on the Commencement Dates without regard to completion of Tenant Improvements.

        1.4 BASE RENT: Initially $98,175.00 per month ("Base Rent"). Tenant shall pay advance Base Rent to Landlord in the amount of $2,000,000.00, which amount shall be payable on execution of this Lease and shall be for the period of August 1, 2000 through a portion of June, 2001. The initial monthly Base Rent shall increase according to the following schedule:

            >
     August 1, 2000 through and including October 31, 2000    =       $ 98,175.00
     November 1, 2000 through and including February 28, 2001 =       $205,275.00
     March 1, 2001 through and including July 31, 2001        =       $252,025.00
     August 1, 2001 through and including July 31, 2002       =       $264,626.00
     August 1, 2002 through and including July 31, 2003       =       $277,858.00
     August 1, 2003 through and including July 31, 2004       =       $291,750.00
     August 1, 2004 through and including July 31, 2005       =       $306,338.00
     August 1, 2005 through and including July 31, 2006       =       $321,655.00
     August 1, 2006 through and including July 31, 2007       =       $337,738.00
     August 1, 2007 through and including July 31, 2008       =       $354,625.00
     August 1, 2008 through and including July 31, 2009       =       $372,356.00
     August 1, 2009 through and including July 31, 2010       =       $390,974.00
     August 1, 2010 through and including July 31, 2011       =       $410,522.00

Tenant shall pay to Landlord Base Rent eleven months in advance on the first day of each month commencing August 1, 2000. For example, (1) the Base Rent due on August 1, 2000, shall be the Base Rent due for June 1, 2001, which amount will be the balance of the amount due for this month, which amount shall be $123,725.00 (of the full monthly amount of $252,025.00); and (2) the Base Rent due on September 1, 2000, shall be the Base Rent due for July 1, 2001, which amount shall be $252,025.00. At such time as Tenant has paid all of the Base Rent for the entire Term, Tenant shall no longer be required to pay Base Rent to Landlord.

        1.5 TENANT'S SHARE OF OPERATING EXPENSES ("TENANT'S SHARE"):

(a)  Business Center        32.35% initially, increasing to 67.65% commencing on
                            November 1, 2000, increasing to 83.05% commencing
                            March 1, 2001.

(b)  Building               N/A

        1.6 TENANT'S ESTIMATED MONTHLY RENT PAYMENT: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:


               (a)     Base Rent (Paragraph 4.1)                        $98,175.00
               (b)     Estimated Operating Expenses (Paragraph 4.2)     $ 3,407.00
               (c)     Estimated Landlord Insurance (Paragraph 8.3)     $   135.00
               (d)     Estimated Real Property Taxes (Paragraph 10)     $ 2,903.00

                       ESTIMATED MONTHLY PAYMENT                        $104,620.00

        1.7 SECURITY DEPOSIT: $410,522.00 ("Security Deposit").

        1.8 PERMITTED USE ("PERMITTED USE"): General office, storage, administration, labs and animal facility and assembly, but only to the extent permitted by the City of Sunnyvale and any and all agencies having jurisdiction

        1.9 GUARANTOR: George Rathmann.

        1.10 ADDENDUM: Attached hereto is the following Addendum which constitutes a part of this Lease:

               Addendum 1: Landlord's Remedies Addendum in Event of Tenant
Default

        1.11 EXHIBITS: Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

               Exhibit A:    Diagram of Premises
               Exhibit B:    Commencement Date Certificate
               Exhibit C:    Rules and Regulations
               Exhibit D:    Hazardous Materials Disclosure Certificate
               Exhibit E:    Tenant Improvements (Intentionally omitted)

        1.12 ADDRESS FOR RENT PAYMENTS: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to AMB Property, L.P. at the following address:

               c/o Legacy Partners Commercial, Inc.
               P.O. Box 840437
               Dallas, TX  75284-0437

2. PREMISES, PARKING AND COMMON AREAS.

        2.1 LETTING. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less. Tenant accepts the Premises in its present condition, state of repair and operating order and in its present "As-Is" condition.

        2.2 COMMON AREAS - DEFINITION. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Business Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Business Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

        2.3 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Business Center.

        2.4 COMMON AREAS - RULES AND REGULATIONS. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

        2.5 COMMON AREA CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time:

               (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

               (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (c) To designate other land outside the boundaries of the Business Center to be a part of the Common Areas;

               (d) To add additional buildings and improvements to the Common Areas;

               (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Business Center, or any portion thereof; and

To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Business Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

        2.6 PARKING. Tenant may use a proportionate share of undesignated vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Landlord for such parking. Tenant shall not use more parking spaces than such number. Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord.

3. TERM.

        3.1 TERM. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

        3.2 DELAY IN POSSESSION. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (i) the date Tenant takes possession of the Premises to Tenant or
(ii) 10 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 180 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 180 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

        3.3 COMMENCEMENT DATE CERTIFICATE. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4. RENT.

        4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month as set forth in Section 1.4. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

        4.2 OPERATING EXPENSES. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

               (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Business Center, Building and Premises including, but not limited to, the following:

                      (i) the operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                      (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                      (iii) Trash disposal, janitorial services, snow removal and the property management fee.

                      (iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

                      (v) Real Property Taxes.

                      (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

                      (vii) Environmental monitoring and insurance programs.

                      (viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

                      (ix) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                      (x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

               (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses or expenses to be entirely borne by Tenant.

               (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

               (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses and HVAC maintenance costs to reflect Landlord's estimate of such expenses for the year.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. USE.

        6.1 PERMITTED USE. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises, except in designated areas.

        6.2 HAZARDOUS SUBSTANCES.

               (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal,



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
transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

               (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

               (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

        6.3 TENANT'S COMPLIANCE WITH REQUIREMENTS. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect.



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
Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

        6.4 INSPECTION; COMPLIANCE WITH LAW. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

        6.5 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord the Hazardous Material Disclosure Certificate (the "Hazardous Material Disclosure Certificate"), a copy of which is attached hereto as Exhibit D and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Hazardous Material Disclosure Certificate is true and correct and accurately describes the use(s) of Hazardous Substances, which will be made and/or used on the Premises by Tenant.

7. MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.

        7.1 TENANT'S OBLIGATIONS. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, skylights and dock doors related equipment (including but not limited to dock levelers, bumpers, lights and adjacent dock wells), but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

        7.2 LANDLORD'S OBLIGATIONS. Subject to the provisions of Paragraph 6
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the air conditioning systems servicing the Premises, Building roof and Common Areas.

        7.3 ALTERATIONS. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed.

        7.4 SURRENDER/RESTORATION. Upon the termination of this Lease, Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures, unless Landlord requests, in writing, that Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises and floor bolts, patch all floors and cause all lights to be in good operating condition. By the date which is sixty (60) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least sixty (60) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements (other than the Tenant Improvements) installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

8. INSURANCE; INDEMNITY.

        8.1 PAYMENT OF PREMIUMS. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

        8.2 TENANT'S INSURANCE.

               (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

                      (a) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

                      (b) Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

                      (c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                      (d) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

               (ii) Tenant shall deliver to AMB or Landlord's property management company certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

               (iii) If, in the opinion of Landlord's insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

               (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests,
(iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

        8.3 LANDLORD'S INSURANCE. Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Business Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord as reasonable and customary from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

        8.4 WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

        8.5 INDEMNITY. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

               (i) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Business Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

               (ii) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

               (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

               (iv) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

        8.6 EXEMPTION OF LANDLORD FROM LIABILITY. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Business Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Business Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Business Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9. DAMAGE OR DESTRUCTION.

        9.1 TERMINATION RIGHT. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 120 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants, which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC.

        9.2 DAMAGE CAUSED BY TENANT. Tenant's termination rights under Paragraph
9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.     REAL PROPERTY TAXES.

        10.1 PAYMENT OF REAL PROPERTY TAXES. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

        10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Business Center, (b) any interest of Landlord in the Business Center, (c) Landlord's right to rent or other income from the Business Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Business Center or Building, or the improvements thereon, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date. Real Estate Taxes shall specifically exclude any Federal and State income taxes.

        10.3 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

        10.4 TENANT'S PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Business Center.

11. UTILITIES. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.     ASSIGNMENT AND SUBLETTING.

        12.1 LANDLORD'S CONSENT REQUIRED.

             (a) Except as expressly set forth herein with respect to an Affiliated company (as hereinafter defined), Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of

Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

             (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 40% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

        12.2 RENT ADJUSTMENT. As of the effective date of any permitted assignment or subletting, Landlord may, as a condition to its consent: (i) require that the amount and adjustment schedule of the rent payable on the portion of the Premises under this Lease subject to the sublease or assignment be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord (or, in the event of a sublease, the portion of the Premises subject to such sublease (and for the term of such sublease)); or (ii) terminate the Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination if (i) the permitted assignment or subletting by itself or taken together with then existing or pending assignment or subleases covers or totals, as the case may be, more than forty three percent (43%) of the rentable square feet of the Premises, or (ii) if for a term which by itself or taken together with the then existing or pending assignment or subleases is greater than fifty percent (50%) of the period then remaining in the term of this Lease as of the time of the effective date then Landlord shall have the right, to be exercised by giving written notice to tenant to recapture the proposed subleased or assigned space.

        12.3 EXCESS CONSIDERATION. In the event of any assignment or sublease, Landlord shall receive as additional rent hereunder fifty percent (50%) of Tenant's "Excess Consideration" derived from such assignment or sublease. If Tenant shall elect to assign or sublet, Tenant shall use reasonable and good faith efforts to secure consideration from any such assignee or subtenant which would be generally equivalent to then-current market rent, but in no event shall Tenant's monetary obligations to Landlord, as set forth in this Lease, be reduced. In the event of a sublease, "Excess Consideration" shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less marketing costs, attorneys' fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the sublease, and the cost of any alterations made by Tenant specifically for the benefit of such subtenant. In the event of an assignment, "Excess Consideration" shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less marketing costs, attorneys' fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the assignment, and the cost of any alterations made by Tenant specifically for the benefit of such assignee. If part of the Excess Consideration shall be payable by the assignee or subtenant other than in case, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

        12.4 AFFILIATED. Companies/Restructuring of Business Organization . The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or
(iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as "Affiliate") shall not be deemed a sublet or assign under Section 12 (hence, the aforesaid events shall not be subject to obtaining Landlord's prior consent; Landlord shall not have any right to receive any Excess Consideration in connection therewith; and Landlord shall not have the termination rights described in Section 12.2 above), provided in all instances that:

             12.4.1 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 12;

             12.4.2 Tenant give Landlord prior notice of any such assignment or sublease to an Affiliate;

             12.4.3 the successor of Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord;

             12.4.4 any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 12.4(iv) above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

             12.4.5 Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, except in the case of an Affiliate resulting from the acquisition of all or substantially all of the assets of Tenant described in Section 12.4(iii) or from a merger or consolidation as described in Section 12.4(iv) above.

For purposes hereof, if Tenant is a publicly held corporation, the public offering or trading of stock shall not be deemed an assignment or transfer within the meaning of this paragraph. If Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) to any party other than an Affiliate in accordance with the provisions of Section 12.4 hereof shall be deemed an assignment or sublease to a non-affiliated company and shall be subject to all the provisions set forth in Sections 12.1, 12.2, & 12.3.

13.     DEFAULT; REMEDIES.

        13.1 DEFAULT. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

             (a) The abandonment of the Premises by Tenant;

             (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 5 days after delivery of written notice from Landlord that said payment is due. Tenant agrees that such written notice shall serve as the statutorily required notice under the law;

             (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

             (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

             (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

             (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

             (g) Any breach by Tenant of its covenants under Paragraph 6.2;

             (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

             (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and

             (j) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

        13.2 REMEDIES. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

        13.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 5 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.     ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS.

        15.1 ESTOPPEL CERTIFICATE. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation a/or statements as be reasonably requested by the Requesting Party.

        15.2 FINANCIAL STATEMENT. If Landlord desires to finance, refinance, or sell the Building, Business Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.     ADDITIONAL COVENANTS AND PROVISIONS.

        16.1 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

        16.2 INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

        16.3 TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

        16.4 LANDLORD LIABILITY. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Business Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

        16.5 NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

        16.6 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

        16.7 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

        16.8 WAIVERS. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

        16.9 HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 175% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

        16.10 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

        16.11 BINDING EFFECT: CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

        16.12 LANDLORD. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Business Center. In the event of any transfer or transfers of such title to the Business Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

        16.13 ATTORNEYS' FEES AND OTHER COSTS. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

        16.14 LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

        16.15 SIGNS. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Business Center by Landlord.

        16.16 TERMINATION: MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

        16.17 QUIET POSSESSION. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

        16.18 SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

             (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any

Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

             (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

             (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

             (d) Self-Executing. The agreements contained in this Paragraph
16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

        16.19 RULES AND REGULATIONS. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abode by all the rules and regulations attached hereto as Exhibit C ("Rules and Regulations") which Landlord may change from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Business Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Business Center.

        16.20 SECURITY MEASURES. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

        16.21 RESERVATIONS. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

        16.22 CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

        16.23 OFFER. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

        16.24 AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

        16.25 MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

        16.26 AUTHORITY. Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

17. LETTER OF CREDIT. By no later than August 1, 2001, in accordance with the provisions of Sections 1.4 and 4.1 above, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein, payable in the City of Foster City, California (or in addition you may state "payable in the County of San Mateo") running in favor of Landlord issued by a solvent nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of Two Million and 00/100 Dollars ($2,000,000.00) (the "Two Million Dollar Letter of Credit"). By no later than August 1, 2002, Tenant shall increase the Two Million Dollar Letter of Credit by One Million Dollars ($1,000,000.00) (the "Three Million Dollar Letter of Credit"). By no later than August 1, 2003, Tenant shall increase the Three Million Dollar Letter of Credit by One Million Dollars ($1,000,000.00) (the "Four Million Dollar Letter of Credit"). On August 1, 2007, provided Tenant has not been in default of any term of this Lease (following notice and an opportunity to cure as set forth in this Lease), Landlord will agree to allow Tenant to reduce the Four Million Dollar Letter of Credit by Two Million Dollars ($2,000,000.00). Subject to the foregoing, the Letters of Credit referenced above (hereinafter referred to as the "Letter of Credit") shall be
(a) at sight and irrevocable and unconditional, (b) maintained in effect, whether through replacement, renewal or extension, for the entire Lease Term (the "Letter of Credit Expiration Date") and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty
(30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500, (d) acceptable to Landlord in its sole discretion, and (e) fully assignable by Landlord and permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's sole discretion, and shall provide, among other things, in effect that: (1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company) an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (3) in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant hereunder which continues beyond any applicable notice and cure periods. Tenant further acknowledges and agrees that if Landlord cannot draw upon the Letter of Credit within the times and in the manner as anticipated by Landlord herein, Landlord shall suffer irreparable damage, harm and injury. From time to time during the Term of this Lease it is anticipated by the parties that the Letter of Credit will need to be amended, modified and, possibly reissued. Landlord and Tenant hereby covenant and agree to cooperate with one another to promptly effectuate any such amendments, modifications and new issuances, including without limitation, executing and submitting to the Issuer any and all documents or instruments as may be reasonably required to effectuate same. Each and every time during the Term of this Lease there is a change in the identity or address of the parties, including without limitation, any change in the identity of

Landlord due to the sale, transfer or other conveyance by Landlord of its rights and interests in, to and under this Lease to any other party, person or entity, the Letter of Credit shall immediately be amended or reissued to reflect such changes and the parties hereby agree to execute and submit to the Issuer such further applications, documents and instruments as may be necessary to effectuate same. It is the intention of the parties that each and every successor and assign of both Landlord and Tenant be bound by and subject to the terms and provisions of this Section 17. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, assign all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such assignment is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. If, as a result of any such application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the face amount of the Letter of Credit (the "Face Amount") then required of Tenant pursuant to the foregoing, Tenant shall within five (5) days thereafter provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the Face Amount and each such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 17, and if Tenant fails to do so, notwithstanding anything to the contrary contained in Section 13 hereof, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section 17, Landlord shall have the right to present such Letter of Credit to the bank in accordance with the terms of this Section 17, and the entire sum evidenced thereby shall be paid to and held by Landlord as collateral for performance of all of Tenant's obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease. If there shall occur a default under this Lease as set forth in Section 13 of this Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), (ii) subject to the terms of such
Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time). The parties hereto recite that with respect to the Letter of Credit, (x) the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy to the Letter of Credit and (y) Tenant waives any and all rights, duties and obligations it may now or, in the future, will have relating to or arising from the Security Deposit Laws.

               The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Landlord:                                        Tenant:

AMB PROPERTY, L.P.,                              HYSEQ, INC.,
a Delaware limited partnership                   a Nevada corporation

By:     AMB PROPERTY CORPORATION,
        a Maryland corporation, its general
        partner

        By: /s/ JOHN L. ROSSI                    By: /s/ MARK GILTER
           --------------------------------         ----------------------------
           John L. Rossi                            Mark Gilter

        Its:  Vice President                     Its: Chief Financial Officer
                                                     ---------------------------

Executed at: San Francisco, CA                   Executed at: Sunnyvale, CA
            -------------------------------                  -------------------

on: July 17, 2000                                on: July 7, 2000
   ----------------------------------------         ----------------------------
Landlord's Address:   Tenant's Address:

505 Montgomery Street, 5th Floor
San Francisco, CA  94111

With a copy to:                                  Tenant's Address:

Legacy Partners Commercial, Inc.                 675 Almanor
101 Lincoln Center Drive/4th Floor               -------------------------------
Foster City, California 94404                    Sunnyvale, CA 94085
Attention:  Humboldt Business Center             -------------------------------
Phone: (650) 571-2200
FAX:   (650) 571-2211



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


                                    EXHIBIT A
                               DIAGRAM OF PREMISES

                                    EXHIBIT B
                          COMMENCEMENT DATE CERTIFICATE

        LANDLORD:                   AMB PROPERTY, L.P.

        TENANT:
                         ------------------------------------------------
        LEASE DATE:
                         ------------------------------------------------
        PREMISES:
                         ------------------------------------------------

                         ------------------------------------------------



        Tenant hereby accepts the Premises as being in the condition required under the Lease. The Commencement Date of the Lease is _______________________, ____. The Expiration Date of the Lease is
        _______________________, ____.

Landlord:                                   Tenant:

AMB PROPERTY, L.P.,                         __________________________________
a Delaware limited partnership              __________________________________

By:     AMB PROPERTY CORPORATION,
a Maryland corporation, its general
partner

        By:_________________________        By: ______________________________
       John L. Rossi                            ______________________________

        Its:  Vice President                Its:  Vice President

Executed at:________________________        Executed at:______________________

on:_________________________________        on:_______________________________

                                    EXHIBIT C
                               RULES & REGULATIONS

1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord, which shall not be unreasonably withheld.

4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Business Center, except as expressly permitted by Tenant's Hazardous Materials Plan and disclosed in accordance with Exhibit D - Hazardous Materials Disclosure Certificate.

6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Business Center and loading and unloading areas of other tenants.

9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Business Center and shall cooperate to prevent same.

10. No person shall go on the roof without Landlord's permission.

11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13. Tractor trailers, which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Business Center or on streets adjacent thereto.

14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Business Center or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Business Center, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the premises or in the Common Areas of the Business Center.

                                    EXHIBIT D
                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 6.5 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:      AMB Property, L.P., a Delaware limited partnership

               c/o Legacy Partners Commercial, Inc.
               101 Lincoln Centre Drive, Fourth Floor
               Foster City, California  94404
               Attn:_____________________________
               Phone: (650) 571-2200

Name of (Prospective) Tenant:__________________________________________________

Mailing Address:_______________________________________________________________
_______________________________________________________________________________

Contact Person, Title and Telephone Number(s):_________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

_______________________________________________________________________________
_______________________________________________________________________________

Address of (Prospective) Premises:_____________________________________________

Length of (Prospective) Initial Term:__________________________________________
_______________________________________________________________________________

1.      GENERAL INFORMATION:

        Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

_______________________________________________________________________________
_______________________________________________________________________________


2.      USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

        2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

        Wastes          Yes [ ]         No [ ]

        Chemical Products           Yes [ ]             No [ ]
        Other                       Yes [ ]             No [ ]

        If Yes is marked, please explain:______________________________________
_______________________________________________________________________________
_______________________________________________________________________________


        2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.      STORAGE TANKS AND SUMPS

        3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

        Yes [ ]            No [ ]

        If yes, please explain:________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________




4.      WASTE MANAGEMENT

        4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

        Yes [ ]            No [ ]

        4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

        Yes [ ]            No [ ]

        If yes, attach a copy of the most recent report filed.

5.      WASTEWATER TREATMENT AND DISCHARGE

        5.1 Will your company discharge wastewater or other wastes to:

        ______ storm drain?     ______ sewer?
        ______ surface water?   ______ no wastewater or other wastes discharged.

        Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

_______________________________________________________________________________
_______________________________________________________________________________


        5.2 Will any such wastewater or waste be treated before discharge?

               Yes [ ]            No [ ]

               If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

 _______________________________________________________________________________

_______________________________________________________________________________
6.      AIR DISCHARGES

        6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

        Yes [ ]            No [ ]

        If yes, please describe:_______________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


        6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

        _______ Spray booth(s)          ______ Incinerator(s)
        _______ Dip tank(s)             ______ Other (Please describe)
        _______ Drying oven(s)          ______ No Equipment Requiring Air
                                               Permits


        If yes, please describe:_______________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


7.      HAZARDOUS MATERIALS DISCLOSURES


        7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

        Yes [ ]            No [ ]

               If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

        7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.



        Yes [ ]            No [ ]

        If yes, please describe:_______________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


8.      Enforcement Actions and Complaints

        8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

        Yes [ ]            No [ ]

        If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 6.2, 6.3, 6.4 and 6.5 of the signed Lease Agreement.

_______________________________________________________________________________
_______________________________________________________________________________


8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?


Yes [ ]             No [ ]


               If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of
Section 6.2, 6.3, 6.4 and 6.5 of the signed Lease Agreement.

_______________________________________________________________________________
_______________________________________________________________________________


        8.3 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

        Yes [ ]            No [ ]

        If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

_______________________________________________________________________________
_______________________________________________________________________________

9.      PERMITS AND LICENSES

        9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 6.5 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)_______________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:________________________________

Title:_____________________________

Date:______________________________

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                                    EXHIBIT E
                               TENANT IMPROVEMENTS
                             [INTENTIONALLY OMITTED]





                                      E-1
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                                   ADDENDUM 1

             LANDLORD'S REMEDIES ADDENDUM IN EVENT OF TENANT DEFAULT

                              (STATE OF CALIFORNIA)

               (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                      (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                      (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                      (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                      (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenant's; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                      (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                      (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

               (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

               (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

               (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

               (e) TERMINATION. No re-entry or taking of possession of the Premises by LANDLORD pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

               (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

               (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

               (h) NOTICE PROVISIONS. Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.





TENANT INITIALS                            LANDLORD INITIALS

_______________________________            ___________________________________



                                      E-3